Exhibit 16

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read the statements of VWF Bancorp, Inc., included in the prospectus under the heading “Change in Auditor,” contained within its Registration Statement on Form S-1 filed on March 11, 2022, and we agree with such statements concerning our firm.

BKD, LLP

March 11, 2022

Fort Wayne, Indiana